Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement (No. 34-1838462) on Form S-8.

ARTHUR ANDERSEN LLP

March 30, 2001

35

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 34-1838462) pertaining to the 1996 Stock Option Plan for Officers and Employees of Brantley Capital Corporation of our report dated March 5, 1999, with respect to the financial statements of Brantley Capital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998.

ERNST & YOUNG LLP

March 30, 2001

36